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                                                                    EXHIBIT 3.59

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  THE HUNTINGTON BEACH VHS LIMITED PARTNERSHIP

      This Certificate of Limited Partnership (the "Certificate") of The Huntington Beach VHS Limited Partnership, a Delaware limited partnership (the "Partnership"), is made as of this 9th day of June, 1999, by VHS of Huntington Beach, Inc., a Delaware corporation, as the sole General Partner of the Partnership.

      The General Partner hereby certifies as follows:

      1. The name of the Partnership is The Huntington Beach VHS Limited Partnership.

      2. The complete street address of the registered office and the name of the registered agent required to be maintained in Delaware are as follows:

      The registered office is:

                9 East Loockerman Street
                Dover, Delaware 19901
                County of Kent

      The name of the registered agent of the Partnership at such address is National Registered Agents, Inc.

      3. The street address of the principal office of the partnership is as follows:

            17772 Beach Boulevard
            Huntington Beach, California  92647

      4. The name and business address of each General Partner are as follows:

            VHS of Huntington Beach, Inc.
            20 Burton Hills Boulevard
            Suite 100
            Nashville, Tennessee  37215

      5. This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

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      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

                                               VHS OF HUNTINGTON BEACH, INC.,
                                               a Delaware corporation,
                                               the General Partner

                                               By: /s/  Ronald P. Soltman
                                                   ----------------------------
                                               Name:  Ronald P. Soltman
                                               Title:  Executive Vice President

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